UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2010

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15006	13-3191702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

119 Fourth Avenue
Needham, Massachusetts	02494-2725
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 433-0771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

Equity Awards

On January 21, 2010, the Compensation Committee of the Board of Directors of Celldex Therapeutics, Inc. (the “Company”) approved grants to employees and officers of the Company, including the Company’s Named Executive Officers, of options to purchase an aggregate of 763,500 shares of the Company’s common stock.  Of such options, the following awards were issued to the Company’s principal executive officer, principal financial officer and named executive officers:

Name and Position	Number of Shares underlying the Option Grant

Anthony S. Marucci, Chief Executive Officer	164,000 (includes a special bonus of 30,000 options)
Avery W. Catlin, SVP and Chief Financial Officer	90,000 (includes a special bonus of 20,000 options)
Thomas Davis, SVP and Chief Medical Officer	95,000 (includes a special bonus of 15,000 options)
Tibor Keler, SVP and Chief Scientific Officer	90,000 (includes a special bonus of 15,000 options)

All stock options were granted in accordance with the terms and conditions of the Company’s 2008 Stock Option and Incentive Plan (the “Plan”) and were evidenced by a stock option agreement, the form of which is filed herewith as Exhibit 10.1.  The stock option agreements provide for, among other things, (i) a grant date of January 21, 2010; (ii) an exercise price equal to fair market value (as defined in the Plan) on the date of grant; and (iii) a four year vesting schedule (25% on the first anniversary of the grant date and in equal quarterly installments over the next three years).

The foregoing description of the stock option agreement is not complete and is qualified in its entirety by reference to the form of stock option agreement, which is filed as Exhibit 10.1.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Stock Option Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Avery W. Catlin
Name: Avery W. Catlin
Title: Senior Vice President / Chief Financial Officer

Dated: January 25, 2010